UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant To Section 14(a) of the

Securities Exchange Act of 1934

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SPARK NETWORKS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SPARK NETWORKS, INC.

8383 Wilshire Boulevard, Suite 800

Beverly Hills, CA 90211

(323) 658-3000

SUPPLEMENT TO THE PROXY STATEMENT FOR THE

2013 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 24, 2013 AT 9:00 A.M. (PDT)

The purpose of this supplement to the proxy statement of Spark Networks, Inc., filed with the Securities and Exchange Commission on April 2, 2013 (the “Proxy Statement”), relating to our 2013 Annual Meeting of Stockholders to be held on Friday, May 24, 2013 (the “2013 Annual Meeting”), is to the correct number of shares available for future issuance under the Company’s 2007 Omnibus Incentive Plan as reported in the table and the related footnote on page 26 of the Proxy Statement under the heading “Securities Authorized for Issuance under Equity Compensation Plans.”

Accordingly, the information set forth under the heading “Securities Authorized for Issuance under Equity Compensation Plans” on page 26 of the Proxy Statement is replaced with the following:

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information as of December 31, 2012 regarding compensation plans, including any individual compensation arrangements, under which equity securities of the Company are authorized for issuance. In connection with the effect of the July 2007 Scheme of Arrangement, the Company assumed all outstanding options of its predecessor, Spark Networks plc, under its 2004 Share Option Scheme. Of the shares reported below to be issued upon exercise of outstanding options, 102,500 were granted under the 2004 Share Option Scheme. The remainder of shares to be issued upon exercise of outstanding options and number of securities available for future issuance are under the Company’s 2007 Omnibus Incentive Plan.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise of price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	3,828,273	$3.88	1,967,931	(1)
Equity compensation plans not approved by security holders	—		—
Total	3,828,273	$3.88	1,967,931	(1)

(1)	In July 2007, the Company adopted the 2007 Omnibus Incentive Plan (the “2007 Plan”). As of December 31, 2012, the 2007 Plan had 5,693,704 shares authorized for issuance. On January 1, 2013, the number of shares reserved and available for issuance increased by an additional 837,814 shares as a result of the “evergreen” provision. As of April 1, 2013, the 2007 Plan had 6,479,393 shares authorized for issuance of which 3,758,805 options were issued and outstanding. Pursuant to the “evergreen” provision, on the first day of each of the Company’s fiscal years beginning in calendar year 2009, the number of shares reserved and available for issuance will be increased by an amount equal to the lesser of (i) 2,000,000 shares, (ii) four percent (4%) of the number of outstanding shares of Company common stock on the last day of the immediately preceding fiscal year or (iii) an amount determined by the Board of Directors.

Other than the above-described changes, there are no revisions to the Proxy Statement as originally provided.

The date of this supplement to the Proxy Statement is May 3, 2013